Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 (unaudited)

	Historical		Pro-forma
		Products
June 30, 2006	MFC	Sector	Adjustments		Pro-forma

ASSETS

Current assets
Cash	$ 218,044	$ -	$ (105,000)	C	$ 113,044
Accounts receivable, net	209,637	546,000	-		755,637
Due from factor	-	81,000	-		81,000
Mortgage and note receivable	3,468	-	-		3,468
Inventories	617,779	1,727,000	-		2,344,779
Infomercial production costs	196,184	-	-		196,184
Deposits	145,882	-	-		145,882
Other current assets	127,511	178,000	(178,000)	F	127,511
Assets of discontinued operations	252,437	-	-		252,437
Total current assets	1,770,942	2,532,000	(283,000)		4,019,942

Property and equipment, net	33,848	259,000	(128,000)	G	164,848
Restricted cash	67,355	-	-		67,355
Real estate held for rental, development and sale	4,218,799	-	-		4,218,799
Investment in product line rights, net	-	51,000	(51,000)	H	-
Mortgage and note receivable	316,532	-	-		316,532
Deferred costs, net	199,583	-	-		199,583
Deferred tax asset, net	1,016,811	-	-		1,016,811
Goodwill	1,231,048	-	-		1,231,048
Purchase price and acquisition costs in excess
of net assets acquired, to be allocated
to intangible assets and goodwill	-	-	2,842,000	A	3,228,043
			18,000	B
			105,000	C
			16,043	D
			183,000	F
			128,000	G
			51,000	H
			(115,000)	I
Other assets	25,500	5,000	(5,000)	F	25,500
Total assets	$ 8,880,418	$ 2,847,000	$ 2,761,043		$ 14,488,461

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 (unaudited)

	Historical			Pro-forma
			Products
June 30, 2006	MFC		Sector	Adjustments		Pro-forma

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$ 3,525,439		$ 1,067,000	$ -		$ 4,592,439
Current portion of notes and loans payable	708,548		784,000	899,750	A	2,281,512
				625,250	A
				54,464	E
				762,500)	E
				(28,000)	I
Current portion of capital lease obligations	-		6,000	-		6,000
Other current liabilities	66,913		-	-		66,913
Liabilities of discontinued operations	76,071		-	-		76,071
Total current liabilities	4,376,971	-	1,857,000	788,964		7,022,935
Notes payable, net of current portion	2,038,084		87,000	708,036	E	2,746,120
				(87,000)	I
Capital lease obligations, net of current portion	-		20,000	-		20,000
Total liabilities	6,415,055		1,964,000	1,410,000		9,789,055

Minority voting interest in subsidiary	1,179,050		-	-		1,179,050

Stockholders' equity
Convertible preferred stock	2,410		-	-		2,410
Common stock	5,792		-	5,500	A	21,337
				45	B
Additional paid in capital	7,622,082		-	2,194,500	A	9,850,580
				17,955	B
				16,043	D
Equity of Products Sector	-		883,000	(883,000)	A	-
Deferred compensation	(13,540)		-	-		(13,540)
Accumulated deficit	(5,980,431)		-	-		(5,980,431)
	1,646,313		883,000	1,351,043		3,880,356
Less treasury stock, at cost	(360,000)		-	-		(360,000)
Total stockholders' equity	1,286,313		883,000	1,351,043		3,520,356

Total liabilities and stockholders' equity	$ 8,880,418		$ 2,847,000	$ 2,761,043		$ 14,488,461

Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2006 (unaudited)

	Historical		Pro-forma
		Products
Six months ended June 30, 2006	MFC	Sector	Adjustments		Pro-forma

Net revenues	$ 7,097,964	$ 1,252,000	$ -		$ 8,349,964
Cost of revenues	3,549,439	1,340,000	(193,000)	J	4,696,439

Gross margin	3,548,525	(88,000)	193,000		3,653,525

Operating expenses
Selling, general and administrative expenses	5,262,280	1,646,000	(342,000)	J	6,566,280
Corporate	635,480	-	-		635,480
Bad debts	40,806	88,000	-		128,806
Total operating expenses	5,938,566	1,734,000	(342,000)		7,330,566

Income (loss) from operations	(2,390,041)	(1,822,000)	535,000		(3,677,041)

Other income (expense)
Interest expense, net	(98,972)	(79,000)	(62,000)	J	(239,972)
Discount on receivables sold to factor	-	(23,000)			(23,000)
Loss on early debt extinguishment	-	-	-		-
Minority voting interest in net income
of subsidiary	2,326	-	-		2,326
	(96,646)	(102,000)	(62,000)		(260,646)

Income (loss) from continuing operations
before provision for income taxes	(2,486,687)	(1,924,000)	473,000	J	(3,937,687)
Provision for income taxes	3,831	-	-		3,831

Income (loss) from continuing operations	$ (2,490,518)	$ (1,924,000)	$ 473,000		$ (3,941,518)
Preferred stock dividends					120,500
Net income applicable to common stockholders					$ (4,062,018)

Net income per common share - Basic					$ (0.19)

Weighted average shares outstanding - Basic					21,110,985

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005 (unaudited)

	Historical		Pro-forma
		Products
Year ended December 31, 2005	MFC	Sector	Adjustments		Pro-forma

Net revenues	$ 8,098,665	$ 5,584,000	$ -		$ 13,682,665
Cost of revenues	3,745,753	2,812,000	-		6,557,753

Gross margin	4,352,912	2,772,000	-		7,124,912

Operating expenses
Selling, general and administrative expenses	6,195,042	2,822,000	(647,000)	J	8,370,042
Corporate	359,246	-	-		359,246
Bad debts	44,509	24,000	-		68,509
Total operating expenses	6,598,797	2,846,000	(647,000)		8,797,797

Income (loss) from operations	(2,245,885)	(74,000)	647,000		(1,672,885)

Other income (expense)
Interest expense, net	(280,336)	(153,000)	(126,000)	J	(559,336)
Discount on receivables sold to factor	-	(70,000)	-		(70,000)
Loss on early debt extinguishment	-	(358,000)	358,000	J	-
Minority voting interest in net income
of subsidiary	(5,936)	-	-		(5,936)
	(286,272)	(581,000)	232,000		(635,272)

Income (loss) from continuing operations
before provision for income taxes	(2,532,157)	(655,000)	879,000		(2,308,157)
Provision for income taxes	17,182	-	-		17,182

Income (loss) from continuing operations	$ (2,549,339)	$ (655,000)	$ 879,000		$ (2,325,339)
Preferred stock dividends					15,964
Net income applicable to common stockholders					$ (2,341,303)

Net income per common share - Basic					$ (0.13)

Weighted average shares outstanding - Basic					17,349,204

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

On August 1, 2006, MFC Development Corp. ("MFC" or the "Registrant") closed its purchase of certain assets from Adsouth Partners, Inc. (OTCBB:ASPR) pursuant to the purchase agreement described in MFC’s Form 8-K filed on June 28, 2006.  MFC, through a newly formed subsidiary, Adsouth Marketing LLC, acquired assets comprising Adsouth's consumer products division (“Consumer Products Division”) and assumed certain liabilities. MFC purchased rights to various consumer products and brands as well as succession to Adsouth’s wholesale and retail distribution channels and relationships.

The purchase price for the assets included a cash and stock component. The cash component was $1.525 million at closing; subject to adjustment after closing based on the actual value of certain Adsouth assets. The cash component was paid by delivery of a promissory note in the principal amount of $1.525 million (the “Adsouth Note”).

MFC was required to pay 50% of the outstanding principal of the Adsouth Note upon receipt of funds from its lender and therefore paid $381,250 of the principal on the Adsouth Note on August 2, 2006. On September 19, 2006 an additional $381,250 of principal was paid, on the closing of the second half of its financing. Beginning in February 2007, the $762,500 balance will be amortized over a twenty-four month period, with interest and $22,875 in principal payable monthly. Twelve months from such date, an additional $213,500 of principal shall be due.

The stock component of the purchase price was paid by issuance of 5.5 million shares of MFC’s common stock (the “Adsouth Shares”), 750,000 shares of which are being held in escrow to satisfy potential indemnification obligations of Adsouth.  MFC has granted Adsouth “piggy-back” registration rights and one “demand” registration in the event the Adsouth Shares are not included in a registration filed within ninety days of issuance of the Adsouth Shares.  On September 14, 2006, the Company filed a registration statement on Form SB-2, and expects to register the Adsouth Shares, along with other shares, pursuant to a registration rights agreement entered into by MFC in connection with the convertible note financing.

This transaction will be accounted for as the total of (a) Adsouth Shares issued by MFC, (b) the delivery of the Adsouth Note, and (c) the aggregate of all direct acquisition costs, for the net monetary assets of the Consumer Products Division.

The unaudited pro forma information should be read in conjunction with the audited financial statements of the Adsouth Products Sector Acquired by MFC Development Corp. included within this report as exhibit 99.1. In addition, this pro forma information should be read in conjunction with the consolidated financial statements of MFC included in the annual report filed on Form 10-K for the year ended December 31, 2005 and the quarterly report filed on Form 10-QSB for the six months ended June 30, 2006.

The unaudited pro forma consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America, which gives effect to the acquisition of the Consumer Products Division by MFC, the Adsouth Stock issued by MFC, the delivery of the Adsouth Note,  and the financing raised in connection with the amount of principal used to pay 50% of the principal balance of the Adsouth Note, as if the acquisition and financing occurred on June 30, 2006, and combines the consolidated balance sheet of MFC as of June 30, 2006, which is included in the Company’s Form 10-QSB as of June 30, 2006 with the statement of assets and liabilities of the unaudited financial statements of the Adsouth Products Sector Acquired by MFC Development Corp. as of June 30, 2006, which is included within this report as exhibit 99.2.

The cost of the transaction to MFC was $3,864,043, which was comprised of (1) the issuance of a total of 5,545,000 shares of common stock, of which 5,500,000 shares were issued to Adsouth Partners, Inc and 45,000 shares which were issued to a consultant, and (2) $121,043 of direct costs related to the acquisition. Under the purchase method of accounting, the cost to acquire the assets of MFC plus the transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, over the fair value of the net assets has been recorded as intangible assets. Intangible assets shall consist of the rights to acquired products, acquired distribution channels, and goodwill, for any remaining unallocated portion of the purchase price. At this time, the work needed to provide the basis for estimating these fair values of intangible assets has not been completed. The fair values of the product rights and acquired distribution channels are currently being valued by an independent appraiser.  The fair values of all other assets were estimated by MFC’s and Adsouth’s management at the time of the acquisition, subject to post closing price adjustments, to be determined on or before January 28, 2007. As a result, the final allocation of the excess of purchase price over the fair value of the net assets acquired could differ materially. For the purposes of pro forma adjustments the Company has applied Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2006, has been prepared in accordance with accounting principles generally accepted in the United States to give effect to MFC’s acquisition of the Consumer Products Division, and the financing raised in connection with the acquisition, as if the acquisition and financing occurred on January 1, 2006, and combines the consolidated statement of operations of MFC for the six month period ending June 30, 2006, which is included in the Company’s 10-QSB as of June 30, 2006, with the statement of operations of the Adsouth Products Sector Acquired by MFC Development Corp. for the six months ended June 30, 2006, which is included within this report as exhibit 99.2.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005, has been prepared in accordance with accounting principles generally accepted in the United States to give effect to MFC’s acquisition of the Consumer Products Division, and the financing raised in connection with the acquisition, as if the acquisition and financing occurred on January 1, 2005, and combines the consolidated statement of operations of MFC for the year ended December 31, 2005, which is included in the Company’s 10-K as of December 31, 2005, with the statement of operations of the Adsouth Products Sector Acquired by MFC Development Corp. for the year ended December, 2005, which is included within this report as exhibit 99.1.

These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had MFC’s acquisition the Consumer Products Division, and the financing raised in connection with the acquisition, been consummated as of the dates specified above.

2. Calculation of Purchase Price

The calculation of the purchase is as follows:

Common stock issued to Adsouth Partners, Inc. on date of acquisition	5,500,000
Common stock issued to a consultant for services allocated to the acquisition	45,000
Total shares issued	5,545,000
Estimated fair value per share of common stock issued (1)	$ 0.40
Total cost of shares issued	$ 2,218,000
Promissory note delivered to Adsouth Partners, Inc.	1,525,000
Transaction costs	121,043
Total purchase price	$ 3,864,043

(1) The estimated fair value of common stock issued is currently based on the per share amount that an independent party paid to Adsouth Partners, Inc. for 2,250,000 shares of MFC common stock as repayment for $900,000 of debt on September 6, 2006. The actual valuation is pending, subject to the completion of a formal valuation of the stock issued.

Allocation of purchase price as of July 11, 2006, subject to post closing price adjustments, to be determined on or before January 28, 2007:

Accounts receivable	(2)	$ 485,000
Inventory	(2)	1,710,000
Property and equipment		131,464
Accounts payable and accrued expenses		(759,704)
Notes payable		(759,859)
Capital lease obligations		(15,540)
Net assets acquired	(2)	791,361
Intangible assets		3,072,682
Total purchase price		$ 3,864,043

(2) The historical financial statements of the Products Sector reflect revenues recorded to certain customers upon notification of the customers’ ultimate sale of the products.  MFC is evaluating this policy, on a prospective basis, based upon its historical method of recognizing revenue upon shipment, with an allowance for estimated returns. If the Products Sector used the same policy as MFC, net assets acquired would increase to $1,276,767, with a reduction in intangible assets to $2,588,276.

3. Pro Forma Adjustments

A.

Record acquisition of the net assets of the Products Sector of Adsouth Partners, Inc., by issuing 5,500,000 shares of common stock and the delivery of a promissory note in the amount of $1,525,000.

B.

Record acquisition costs of 45,000 shares of common stock.

C.

Record acquisition costs paid in cash.

D.

Record acquisition costs paid by issuing warrants to purchase 75,000 shares of common stock.

E.

Record payment of 50% of the principal balance of the promissory note in accordance with its terms, by the use of a portion of the proceeds from a financing.

F.

To record adjustment for other assets not included in acquisition.

G.

Record adjustment for property and equipment not included in acquisition.

H.

To reclassify historical cost of product line rights acquired to intangible assets, pending formal valuation.

I.

Record adjustment for debt not included in acquisition.

J.

To eliminate expenses that would not have been incurred by MFC and to include interest expense on the promissory note and the portion of the financing that was used to pay 50% of the principal balance of the promissory note. The proforma adjustments to expenses consist of the following:

	Six months	Year
	ended	ended
	June 30,	December 31,
	2006	2005
Cost of sales:
Write-off of inventoried costs of a product
not included in the acquisition price	$ 193,000	$ -

Selling, general and administrative expenses:
Rent expense	48,000	86,000
Depreciation	11,000	(2,000)
Costs incurred in connection with the write-off of a
product that MFC did not acquire	98,000	15,000
Amortization of stock option grants to consultants
for corporate financing that were allocated to the
Products Sector	78,000	108,000
Amortization of debt discount on convertible notes that
were issued by Adsouth Partners, Inc.	107,000	107,000
Directors fees	-	10,000
Directors' & officers' liability insurance	-	16,000
Investor relations	-	82,000
Bonuses	-	158,000
Accounting	-	42,000
Public relations	-	10,000
Shareholder meeting	-	15,000
	$ 342,000	$ 647,000